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EXHIBIT 10.73

                   INPATIENT PSYCHIATRIC MANAGEMENT AGREEMENT

         THIS AGREEMENT entered into as of the 6th day of October, 1995 by and between San Fernando Community Hospital, Inc. dba Mission Community Hospital, a California non-profit corporation, herein referred to as "Facility", and OptimumCare Corporation, a Delaware corporation, herein referred to as "Management Company".

                                    RECITALS

         WHEREAS, Facility owns and operates a hospital known as Mission Community Hospital located at 700 Chatsworth Drive, San Fernando, California; and

         WHEREAS, Management Company is engaged in the business of providing management services in the operation of psychiatric programs; and

         WHEREAS, the parties desire to cooperate in providing a program in which physicians provide a consistent level of high quality treatment of psychiatric patients in Facility, so that these patients may return to a more satisfactory level of functioning in the community; and

         WHEREAS, the parties desire to establish an adult inpatient short-term crisis intervention psychiatric program at Facility ("Program").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein, it is mutually agreed as follows:

1. Appointment. Facility does hereby designate and appoint Management Company to manage and operate an adult inpatient short-term crisis intervention psychiatric treatment program at its San Fernando facility subject to Section 23 hereof; and Management Company does hereby accept such appointment and agree to provide services in accordance with the terms of this Agreement. For the purposes of this Agreement, an adult short-term crisis intervention program shall be defined as a unit which receives patients eighteen years of age or older whose length of stay is less than or equal to eight (8) days.

2.       Term; Termination Without Cause.

         (a) This Agreement is for a term of three (3) years commencing October 23, 1995 or such later date as Facility has complied with the Section 5(b) hereof in terms of execution of such documents as are required to enable Management Company to perfect its security interest of a first priority in the Program Receivables and the Program Payments Account and (ii) establishing a Program Payments Account ("Effective Date"). Facility shall have the option of renewing this Agreement on
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                  the same terms and conditions for additional one (1) year
                  periods upon giving written notice to Management Company not less than ninety (90) days prior to the expiration of the existing term of this Agreement.

         (b) Notwithstanding any other term of this Agreement, this Agreement may be terminated by either party without cause effective at any time from and after the second anniversary of the term of this Agreement upon ninety (90 days prior written notice to the other party.

         (c) Notwithstanding any other term of this Agreement, this Agreement may be terminated by Facility without cause effective at any time prior to the second anniversary of the term of this Agreement upon ninety (90) days prior written notice to Management Company; provided however, in the event Facility terminates this Agreement effective prior to the second anniversary of the term of this Agreement, and as a condition to the termination of this Agreement, Facility will pay to the Management Company as liquidated damages and as the Management company's exclusive remedy for the early termination of this Agreement by Facility, an amount equal to (i) Twenty Thousand dollars ($20,000) multiplied by (ii) the number of months remaining between the termination date and the second anniversary of the term of this Agreement. The parties agree that in litigation or arbitration resulting form the early termination of this Agreement by Facility, the amount of loss which would be incurred by Management Company would incur in the event of the early termination of this Agreement by Facility and have established the foregoing estimate of liquidated damages.

         (d) Facility shall have the option to terminate this Agreement on sixty (60) days prior written notice to Management Company in the event either (i) the ratio of patients in the Unit who are covered by Medi-Cal as compared to the patients in the Unit who are covered by Medicare is less than three (3) Medi-Cal to one (1) Medicare; or (ii) less than ninety percent (90%) of the patients in the Unit are covered by Medicare or Medi-Cal. Notwithstanding the foregoing, neither Management company nor Facility shall discriminate against any patient, including but not limited to any Medicare or Medi-Cal beneficiary, in any manner.

         3. Responsibilities of Facility. Facility shall, to the extent permitted by law, provide or perform the following services with respect to the Program:

         (a)      Provide for the Program a duly licensed psychiatric
                  unit of fifty-six (56) beds in a contiguous wing
                  ("Unit") which shall be available to the Program for
                  its patients.  The Facility shall provide the Program
                  with such office space as Facility and Management
                  Company agree are necessary for the Program.  Such
                  meeting space for counseling, administration and group activities also shall be made available to the Program as Facility and Management Company agree are necessary. Management Company acknowledges the space currently being provided for office, counseling, administration
                  and group activities, or comparable space is acceptable
                  to Management Company.  Facility shall furnish the
                  Program with
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                  inpatient support services, including but not limited to,
                  housekeeping, dietary, linen, laundry, pharmacy, radiology, clinical laboratory and Facility's array of diagnostic facilities, and shall furnish Facility personnel to facilitate the foregoing services to the extent such facilities, services and personnel exist from time-to-time and are available to patients of Facility outside of the Unit.

         (b) It is agreed that medical treatment shall be provided only by physicians duly licensed to practice medicine in the State of California and who are members of Facility's medical staff.

         (c) Prepare all billings and perform all collections for Program services; provided, however, Facility shall not bill for professional services provided by psychiatrists or psychologists. Facility shall be solely responsible for preparing and submitting its annual cost report. Charges to the patients and/or responsible third-party payers for Program services shall be determined by Facility.

         (d) Provide to all Management Company and Facility personnel working in the Program all necessary pre-employment and periodic health screening examinations to the extent such examinations are with the scope of those required for other Facility personnel. Management Company shall pay for the examinations at the rate set forth in Exhibit A, attached hereto and incorporated with this reference. Management Company also shall assure that its personnel participate in Facility's orientation for new employees of Facility. The provision of such examinations and the participation in such orientation shall not be deemed to affect the status of any employee as being an employee of Facility rather than Management Company.

         (e) Maintain professional and public liability insurance coverage for all beds of the Program under the same terms and conditions and for the same coverage limits as for other beds in Facility. Said insurance shall cover claims for negligence of Facility or its employees. Written certificate of such coverage shall be provided to Management Company together with a provision that such coverage may not be cancelled without at least thirty (30) days notice to Management Company. Facility shall inform Management Company of any material changes in the status of its coverage. Facility will have the right to provide the foregoing coverage through the self-insurance programs of its parent, sister, or related entities.

         (f) Facility shall be free to make any changes it desires to the Facility or the Unit, or to relocate the Program so long as such changes do not materially and adversely interfere with the ability of Management company or facility to carry out their duties hereunder.

4. Responsibilities of Management Company. Management Company shall, to the extent permitted by law, provide or perform the following services with respect to the Program:

         (a)      Develop, supervise, manage and operate an adult short-
                  term crisis intervention
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                  inpatient psychiatric treatment program. It is understood and agreed that Management Company does not provide patient psychiatric care (including diagnosis, development of individual treatment plans, determining changes in the care plan and discharge planning), which care is provided by the licensed physicians who are members in good standing of Facility's medical staff with psychiatric privileges.

         (b) Provide, at Management Company's expense, a Management Company employee to serve as Program Director who shall be assigned full-time exclusively to the Program to manage the Program, subject to clinical directions given by the attending physicians and the Program
                  Medical Director. The Program Director shall have day-to-day management authority over the Program to implement policies and procedures which have been approved by the Facility. The Facility shall have the right to approve the individual selected to be Program Director prior to his commencement of Directorship duties at Facility. The Facility shall have the right to approve the individual selected to be Program
                  Director prior to his commencement of Directorship duties at Facility, to require his replacement on thirty (30) days prior written notice if at any time Facility deems him unacceptable to continue as said Director, and to approve any subsequent Program
                  Director which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Facility shall have the right to require the Program Director's immediate removal if the Program Director poses a threat to patient care or the Facility's operations.

         (c) Provide, at Management company's expense, social workers, psychologists (consulting), occupational/activities therapists, nursing staff and intake admissions coordinators as required in the staffing pattern attached hereto as Exhibit B. All personnel employed or contracted for by Management company to render services in the Program shall be approved by Facility prior to the date said individuals commence providing services to the Program, and a job description and a resume of their qualifications and work experience shall be provide dot Facility's Chief Executive Officer or her designee. Persons employed or contracted for by Management Company shall in no event be considered as the employees, agents, or servants of Facility, and Management Company shall have the full responsibility for wages, vacation pay, sick leave, retirement benefits, social security, worker's compensation, disability insurance,e unemployment insurance, severance pay, and employee benefits of any kind for all personnel which it may employ or contract for hereunder. Any Management company employee or contractor who Facility determines in its sole discretion is incompatible with the goals of Facility and/or its staff will be removed by Management company upon thirty (30) days written notice. A Management Company employee or contractor shall be immediately removed if Facility in its sole discretion determines that individual's presence is a threat to patient care or the Facility's operations. Professionals provided by Management Company pursuant to this Paragraph shall apply for and maintain appropriate allied health professional privileges on Facility's medical staff if so required by the medical staff bylaws of Facility.
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         (d)      Obtain liability insurance coverage, which includes
                  professional and general liability insurance coverage, for the negligent acts or omissions of Management Company and its employees, agents and the contractors it retains to provide services to the Program, in an amount of Five Million Dollars ($5,000,000) single limit coverage with California licensed insurer(s) reasonably acceptable to Facility. Written certificate of such coverage shall be provided to Facility together with an endorsement from the insurer providing that such coverage may not be cancelled or coverage decreased without at least thirty (30) days prior written notice to Facility. Such policy shall be occurrence coverage and shall name Facility as an additional insured.

         (e) Develop clinical treatment programs that are reflective of current recognized standards for adult short-term crisis intervention programs.

         (f) Submit monthly status reports for the Program to Facility's Administration that will review progress made during the previous month and outline planned activities for the coming month.

         (g) Initiate a comprehensive public information, education, marketing and referral development effort, which shall be reviewed periodically in coordination with other Facility public relations plans. Costs of printing, air time and other out-of-pocket expenses will be borne by Management Company. Facility shall have the right to approve or disapprove all marketing programs, which approval shall not be unreasonably delayed or withheld. Management Company shall not be permitted to use Facility's name, logo, or likeness without Facility's prior written approval of such usage.

         (h) Develop operations policies and procedures for the program. Any and all Program policies, procedures, programs and activities are subject to the review and approval by Facility's Administration and its medical staff.

         (i) Assist Facility in working with governmental agencies, third-party payers and others to enable Facility to secure necessary licenses, permits, approvals and reimbursements for the Program.

         (j) Apply for and obtain initial TAR's and such other authorizations for admission and services on behalf of Facility as are required by the government or any other third-party payor prior to the patient's admission. Utilize its best efforts to assure that additional TAR's and approvals for continued hospitalization and/or services are timely obtained to assure prompt payment. Facility shall assist Management company with respect to the foregoing. All admissions shall be in compliance with Facility's admission criteria and shall be subject to Facility's ultimate authority and control.

         (k)      Select a Program Medical Director who shall be an
                  employee or independent contractor of Management
                  Company and compensated by Management Company.
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                  The Program Medical Director shall be at the Facility and
                  within the Program's Unit for a minimum of sixteen (16) hours per week to direct the clinical management of the Program and shall be available at all other times to respond to problems within the Program which require his/her direction. The Program Medical Director shall be a physician duly licensed by the State of California and a member of Facility's medical staff with appropriate medical staff privileges. Facility shall have the right to approve the individual selected to be Program Medical Director prior to his/her commencement of Directorship duties at Facility, which approval shall not be unreasonably withheld, to require his/her removal on thirty
                  (30) days prior written notice, and to approve nay replacement Program Medical Director which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Facility shall have the right to require the Program Medical Director's immediate removal if the Program Medical Director poses a threat to patient care or the Facility's operations.

         (l) Obtain and maintain workers compensation insurance for its employees as required by California law. Facility will be added as an additional insured on such policy.

5.       Compensation to Management Company.

         (a) Management Fee. Facility shall pay Management company a management fee of One Hundred Eighty-Five Dollars ($185) per patient day for each Program patient day during the first three (3) months of the term of this Agreement for which Facility is substantially reimbursed by Medicare, or Medi-Cal or other payer. Facility shall pay Management Company a management fee of one Hundred Ninety-Six Dollars an Fifty Cents ($196.50) per patient day for each Program patient day during the next twenty-one (21) months of the term of this Agreement for which Facility is substantially reimbursed by Medicare, Medi-Cal, or other payer. The management fee shall become One Hundred Ninety Five Dollars ($195) per patient day for each Program patient day during the balance of the term of this Agreement for which Facility is substantially reimbursed by Medicare, Medi-Cal or other payer. Payment shall be made within seven (7) business days of the date on which Facility receives reimbursement.

         (b)      Security Interest.  Facility hereby irrevocably grants
                  to Management Company a first priority lien and
                  security interest in (i) all accounts receivable
                  resulting from services rendered by the Program other
                  than Disproportionate Share monies received from either
                  the Medicare or Medi-Cal Programs ("Program
                  Receivables") and (ii) the Program Payments Account (as hereinafter defined), together with any and all present and future additions, replacements and substitutions of
                  or to the Program Receivables and the Program Payments Account, together with all advance payments and any and all rights thereunder and proceeds therefrom (together,
                  the "Collateral"), to secure the payment of all sums
                  due by Facility to Management Company under this Agreement. Facility shall separately bill Medicare, Medi-Cal, third party payors and patients for all patient services rendered to patients by the Program. Facility shall establish a separate bank
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                  account into which payments of the Program Receivables shall be deposited (the "Program Payments Account"), Facility shall not deposit any other funds in the Program Payments Account. It is the intention of the parties that all payments received by Facility into the Program Payments Account and the failure of Facility to deposit these accounts upon Facility's receipt of these amounts shall be a material breach of this Agreement.

                  In the event of any default, Management Company may exercise any and all of the rights and remedies of a secured party under the California Uniform Commercial Code or under any other applicable law or in equity. For purposes of the security interest grated hereby, the following shall be deemed an event of default:

                  (i) Facility shall default in the payment of any sums due to Management Company under this Agreement and said default shall continue for a period of five (5) business days following notice to Facility; or

                  (ii) Facility shall breach Section 5(d) of this Agreement.

                  Facility agrees to execute a Form UCC-1 Financing Statement and any additional agreements, financing statements or other documents reasonably required by Management company to perfect the security interest granted hereby or to otherwise effectuate the purpose hereof. Upon termination of this Agreement and payment in full of all sums due to Management company hereunder, Management company shall promptly execute and deliver such documents as may reasonably be requested by Facility to terminate the security interest.

                  Prior to the effectiveness of this Agreement, Facility shall have established the Program Payments Account and shall have made such filings with the California Secretary of State as are necessary to provide Management with a security interest of first priority in the Program Receivables and the Program Payments Account.

         (c) Each party represents and warrants on behalf of itself that the aggregate benefit exchanged pursuant to this Agreement has been determined in advance through a process of arms-length negotiations that were intended to compensate Management Company at fair market value for the services it provides.

         (d) The parties agree, if necessary and appropriate, to alter their billing arrangements in order to avoid reimbursement disallowances for Hospital pursuant to the Tax Equity and Fiscal Responsibility Act of 1982 or 42 C.F.R., Part 405, as it may be revised from time-to-time.

         (e) Acknowledging that a substantial portion of the Program's services will be reimbursed under the Medicare and Medi-Cal programs, the parties agree (i) to take all actions required by such programs and to generate and maintain all necessary records as may be required by such programs and (ii) to renegotiate the terms of this Agreement in good faith in the event of changes in the Medicare and Medi-Cal programs, the parties agree (i) to take all actions required by such programs and to generate and maintain all necessary records as may be required by such programs and (ii) to renegotiate the terms of this Agreement in good faith in the event of changes in the Medicare or Medi-Cal laws, regulations and/or payment programs which substantially and adversely affect either party, including but not limited to changes in Facility's reimbursement for Program Services and/or disproportionate share payments. In the event the parties are unable to renegotiate this Agreement to eliminate said adverse effect and preserve the parties' intended benefits hereunder, either party shall have the right to terminate this Agreement upon the effective date of such change(s).

         (f) On a monthly basis, Facility shall provide Management Company a summary, in such form and with such content as is reasonably acceptable to Facility and Management Company, of the total billings for Program services for the prior month. Said summary shall be for the sole purpose and shall contain only such information as is required to enable Management company to enforce its security interest in the event enforcement thereof becomes necessary.

         (g) Neither Management company, the Program Medical Director nor any other physicians or psychologists associates, employed by or under contract with Management Company, shall bill or cause to be billed, the Medicare Program, any Medicare beneficiary, a Medicare (Part B) carrier or any other third party payor or patient for any portion of the administrative, supervisory or other provider services in violation of 42 CFR, Section 405.550. Management Company shall indemnify and hold harmless Facility from any breach of this subparagraph 5(v).

6. Covenant Not to Compete. During the term of this Agreement, except for the programs specifically described on Exhibit C attached hereto and incorporated with this reference, neither Management Company nor any of its shareholders, officers or directors, or any entity controlled by or under control with or subject to common management with one of the foregoing, shall directly or indirectly perform or arrange to perform in any capacity the type of service called for hereunder by Management Company for any person, entity or sole proprietorship which has an adult inpatient psychiatric program. This covenant not to compete shall be effective within a ten (10 ) mile radius of Facility. Facility shall have the right to enforce the foregoing through legal or equitable action, including but not limited to, injunctive relief, such injunctive relief or equitable relief to be available without the necessity of posting a bond, cash or otherwise. In addition to the foregoing, Facility shall have the right at its option to immediately terminate this Agreement and to seek damages for such breach or to continue this Agreement and to recover damages for the breach.

7.       Confidential Information

         (a) For purposes of this Agreement, the term "Confidential Information" shall include
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the following:

                  (i) All documents and other materials, including but not limited to manuals, programs, handbooks, production books, and audio or visual recordings which describe the Program's methods, techniques or procedures (excluding written materials distributed to Program patients or as promotion for the Program and excluding materials which have become publicly known or known otherwise than as a consequence of a breach of this Agreement);

                  (ii) All methods, techniques and procedures utilized in providing psychiatric treatment services to patients in the Program at the Facility that is not commonly or generally known within the industry;

                  (iii) All trademarks, trade names and service marks of Management Company; and

                  (iv)              This agreement and the terms thereof.

         (b) Facility recognizes the proprietary nature of the foregoing Confidential Information provided to Facility by Management Company. Such materials remain the property of Management Company. Facility agrees and acknowledges that Confidential Information will be disclosed to it in confidence and with the understanding that it constitutes valuable business information developed by Management Company at great expenditure of time, effort and money. Facility agrees that it shall use reasonable efforts to the end that Facility's employees and agents do not, without the express prior written consent of Management Company, use said Confidential Information for any purpose other than the performance of this Agreement.

         (c) Facility further agrees to use reasonable efforts to the end that its employees and agents keep as confidential all Confidential information and not disclose or reveal such information to any third party without the express prior written consent of Management Company unless disclosure thereof is required by law or authorized by Management Company or to implement the terms of this Agreement. Upon termination of this Agreement by either party for any reason whatsoever, Facility shall forthwith return to Management Company all material constituting or containing Confidential Information, and Facility and its affiliates will not thereafter for any purpose, use, appropriate, or reproduce such information or disclose such information to any third party.

         (d) The reciprocal of all provisions of this Paragraph 7 shall bear upon and bind Management Company with respect to Confidential Information of Facility. In addition to the items referenced as Confidential Information as defined in this Section 7, Facility's Confidential Information shall be defined to include Facility's financial, marketing, quality assurance and patient satisfaction monitoring system.

8. Compliance with Facility Regulations. Management Company shall conduct its activities and operations in compliance with all rules and regulations of Facility and its medical staff and in compliance with all applicable federal, state and local laws and regulations, and with the standards and requirements established by the Joint Commission on Accreditation of Healthcare Organizations and other relevant professional organizations pertinent to the operation of the program. Management company's employees, contractors and representatives shall be required to comply with and observe all of the foregoing.

9. Limitations on the Transfer of Personnel. The parties hereto agree that for so long as this Agreement remains in effect and for a period of one
         (1) year thereafter, neither party nor any of its subsidiaries, affiliates or agents will, without the prior written approval of the other party, hire any employee or former employee of the other party who has worked at Facility during the preceding twelve (12) months.

10. Relationship. Management Company and Facility are not and shall not be considered as joint venturers or partners, and nothing herein shall be construed to authorize either party to act as agent for the other. There shall be no liability on the part of Management company to any person for any debts, liabilities or obligations incurred by or on behalf of Facility and the business conducted by Facility, and there shall be no liability on the part of Facility to any person for any debt, liabilities or obligations incurred by or on behalf of Management company and the business conducted by Management Company. The parties understand that control and direction over all functions of the Facility shall be in Facility, and that control and direction over the clinical and medical policies of Facility shall be in Facility's Board of directors and the medical staff of Facility. Management Company shall identify Facility as the owner of the Facility. All parties agree to disclose in their respective dealings that they are separate entities.

11. Force Majeure. Either party shall be excused for failures and delays in performance of its respective obligations under this Agreement due to any cause beyond the control and without the fault of such party, including without limitation, any act of God, war, riot or insurrection, law or regulation, strike, flood, fire, explosion or inability due to any of the aforementioned causes to obtain necessary labor, materials or facilities. This provision shall not, however, release such party from using its best efforts to avoid or remove such cause and such party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon claiming any such excuse or delay for non-performance, such party shall give prompt written notice thereof to the other party, provided that failure to give such notice shall not in any way limit the operation of this provision.

12. Termination for Cause. In addition to and without in any way limiting or impairing its other rights and remedies at law or in equity, either party shall have the right to declare this Agreement terminated upon the happening of any of the following:

         (a) Violation by the other party of any provision of this Agreement, provided such violation continues for a period of thirty (30) days after receipt of written notice by the other party specifying such violation with particularity. The delay or failure of a party to transmit written notice shall not constitute a waiver by said party of any default hereunder or of any other or further default under this Agreement by the other party.

         (b) Notwithstanding any other term of this Agreement, in the event a party ever fails to meet a condition of this Agreement which breach poses ;a threat to patient care, the operation, licensure or reimbursement of the Facility or the Program, the party not in breach may require the other immediately to take such remedial steps as are necessary to alleviate said threat to patient care or operations. If said threat is not immediately remedied, the other party shall have the right to immediately terminate this Agreement or take such remedial steps as such other party deems necessary to cure the threat.

         (c) In the event a party fails to maintain its insurance coverage required under this Agreement, the other party shall have the right to terminate this Agreement upon said lapse or termination of coverage.

         (d) Loss of Facility's license, permit and/or other required authorizations to operate the Program and/or its participation in the Medicare or Medi-Cal programs.

         (e) In the event of a breach of Section 25, Facility shall have the right to immediately terminate this Agreement.

         (f) Exhibit D which is attached hereto and incorporate with this reference are the proformas for the Program ("Proformas"). Facility shall have the right to terminate this Agreement on ten (10) days prior written notice if during any three (3) out of six (6) consecutive months during the term of this Agreement
                  (i) the average monthly census for said month as set forth in the Proformas; (ii) the number of denied days during the month is more than one hundred ten percent (110%) of the projected denied days as set forth in the Proformas; and/or (iii) the monthly average length of stay for Program inpatients exceeds nine (9) days. Facility shall notify Management Company within fifteen
                  (15) days following a month wherein one (1) or more of the circumstances described herein as (i), (ii) or
                  (iii) has occurred if during any two (2) out of six (6) consecutive months one (1) or more of the circumstances described herein as (i), (ii) or (iii) hereof has occurred.

         (g) Facility experiences a substantial increase in the number and/or severity of claims alleging liability, loss and/or damages, including but not limited to, personal injury, malpractice and/or workers compensation claims.

         (h) Substantial uninsured damage to the Facility's premises which service the Program or the fixtures, equipment and/or improvements therein.

         (i) Management company becomes the subject to an investigation, action, threatened action or lawsuit which alleges conduct in violation of any Federal or State law or regulation pertaining to the delivery of or reimbursement for healthcare services.

13. Indemnification. Management Company shall indemnify and hold Facility harmless from and against any claims, liabilities, damages, costs and expenses, including reasonable attorney's fees incurred by Facility in defending, compromising or satisfying actions brought against Facility arising out of or in any manner related to, directly or indirectly, the negligence or willful misconduct of Management Company, its employees, contractors or agents in connection with this Agreement. Facility shall indemnify and hold Management Company harmless from and against any claims, liabilities, damages, costs and expenses, including reasonable attorney's fees, incurred by Management Company in defending compromising or satisfying actions brought against Management Company arising out of or inn any manner related to, directly or indirectly, the negligence or willful misconduct of Facility, its employees or agents in connection with this Agreement.

14. Notices. Any notice by any party to the other shall be in writing and shall be deemed to have been duly given if delivered personally, by receipted delivery or by certified mail addressed, with respect to Management Company, to President, 30011 Ivy Glenn Drive, Suite 219, Laguna Niguel, CA 92677, with respect to Facility, to Chief Executive Officer, 14850 Roscoe Boulevard, Panorama City, CA 91402, or to such other address notice of which the parties have advised each other in writing.

15. Governing Law. This Agreement shall be deemed to have been made and entered into and shall be interpreted in accordance with the laws of the State of California.

16. Waiver. A waiver by either party of a breach or failure to perform shall not constitute a waiver of any subsequent breach or failure.

17. Severability. If any part of this Agreement should be held to be void or unenforceable, such part shall be treated as severable, leaving valid the remainder of this Agreement so long as the remainder of the Agreement maintains each party's reasonably anticipated benefits of the bargain.

18. Arbitration. Any dispute or controversy arising under, out of, in connection with, or in relation to this Agreement, and any amendment hereof, or the breach hereof, shall be determined and settled by arbitration in accordance with the rules and procedures of the NHLA ADR Alternative Dispute Resolution Service. Any award rendered therein shall be final and binding upon each and all of the parties, and judgement may be entered thereon in any court having jurisdiction thereof.

19.      Access to Records.  In accordance with 42 U.S.C. 139x(v) (1)
         (1) and 42 C.F.r. Part 420, Subpart D, Section 420.300 et seq., Management Company shall, until the expiration of four
         (4) years after the furnishing of Medicare reimbursable services pursuant to this Agreement, upon proper written request, allow the Comptroller General of the United

         States, the Secretary of Health and Human Services, and their duly authorized representatives access to this Agreement and Management Company books, documents and records necessary to certify the nature and extent of costs of Medicare reimbursable services provided under this Agreement.

         In accordance with the above-referenced statute and regulations, if services provided by Management Company under this Agreement are carried out by means of a subcontract with any organization related to Management Company, and such related organization provides services the cost or value of which is Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, then the subcontract between Management Company and the related organization shall contain a clause comparable to the clause specified in the preceding Paragraph.

20. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute only one Agreement.

21. Entire Agreement. This Agreement contains the entire Agreement of the parties with respect to the subject matter hereof and may not be cancelled or modified except in writing signed by both parties. All continuing covenants, duties and obligations herein contained shall survive the expiration or termination of this Agreement. All prior agreements are superseded by this Agreement and are of no force or effect. The terms of this Agreement, and only this Agreement, shall establish all of the rights and obligations of the parties during the term of this Agreement, unless amended by the parties pursuant to a writing executed on a date subsequent to the date of execution of this Agreement by both parties hereto.

22. Binding Effect. Management Company shall not assign this Agreement without the prior written consent of Facility, except to any subsidiary or affiliate of Management Company and except, in the event of an acquisition or merger of Management Company or acquisition of substantially all of Management Company's assets, to the acquiring or surviving company; provided, however, the acquiring or surviving company shall be in compliance with all of the terms and conditions of this Agreement, including but not limited to, paragraph 25 hereof. This Agreement is binding upon the parties hereto and upon all successors and assigns in interest.

23. Board Authority. Notwithstanding any term or provision of this Agreement, the Program and all activities, protocols, policies and procedures within the Facility are subject to the ultimate authority of Facility.

24. Sale or Lease of the Facility. If the Facility is sold or leased, regardless of the identity of the purchaser/lessees, the Facility will have the right to assign the Agreement, delegate all rights and duties thereunder to the purchaser/lessee, and Facility shall have no further responsibilities or liabilities pursuant to the Agreement.

25. Representation and Warranty. Management Company represents and warrants as follows:

         (a) that if any physician or physicians has a financial relationship with or in Management Company, such relationship at all times shall be in compliance with the exceptions to OBRA 1993, Social Security Act (42 U.S.C. Section 1395nn) as amended by Section 13562, and California Business and Professions Code Sections
                  650.01 et seq., and all amendments and regulations thereunder (individually and collectively, "Anti-Referral Legislation") such that Facility shall not be prohibited from presenting any claims for services pursuant to said Anti-Referral Legislation;

         (b) that Management Company, its agents, employees and representatives shall not offer any remuneration to any person or entity to direct, refer or induce referrals or services to Facility;

         (c) that the compensation in management Company's personal services agreement with the Program Medical Director shall not be determined in a manner that takes into account the volume or value of any referrals or business generated to or within Facility.

         In the event of Management Company's breach of any or all of the foregoing representations, Facility may terminate this Agreement under terms of Paragraph 12 an Management Company shall indemnify and hold Facility harmless pursuant to Section 13 hereof to the fullest extent permitted under law.

26. Attorney's Fees. In any arbitration or other action or proceeding arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

27. Consents and Approvals. Whenever the consent to or approval of any act is required to be given or withheld under the terms of this Agreement, the party required to give or withhold such consent or approval shall not unreasonably withhold same, and a decision with regard thereto shall be made and communicated to the other party at the earliest practicable time, and in any event within a reasonable time.

28. Facility's Licensure and Status. It is understood and agreed that Facility is a licensed general acute care facility which is owned by a non-profit corporation which has tax-exempt financing and participates in the Medicare and Medi-Cal programs. Hospital is bound by the federal and state laws, regulations and interpretations thereof pertaining to the foregoing. The parties agree that this Agreement shall be interpreted and construed to be in compliance with all of the foregoing as they may be adopted or interpreted from time-to-time as they may effect
         Facility, its licensure, nonprofit status, tax-exempt financing and participation in and reimbursement by the Medicare and Medi-Cal programs. In the event this Agreement or one or more of the terms or provisions is interpreted by facility's counsel to pose a risk of violation of any of the foregoing laws, regulations or interpretations thereof, Facility's bond covenants, the conditions or restrictions pertinent to providers who participate in the Medicare and Medi-Cal programs, or to adversely affect Facility's reimbursement thereunder, the parties agree (i) to continue to perform their respective obligations hereunder except for the offending provisions, and (ii) to negotiate diligently and in good faith to reach an agreement in good faith without the offending provisions. IN the event the parties are unable to perform without performing the offending provisions, or are unable to reach an agreement without the offending provisions, then this Agreement shall terminate immediately upon notice served by either party in accordance with Paragraph 14 hereof.

29. No Third Party Benefit. This Agreement is not intended by the parties to create, and it should not be construed to create, any rights for any persons or entities not a party to this Agreement.

30. No Authority. Not withstanding any term or condition of this Agreement, neither Management Company, the Program Director or the Program Medical Director, or any of their agents, employees or representative shall incur or have authority to incur any financial obligation on behalf of Facility without the prior written approval of Facility.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first hereinabove written:

                                               OPTIMUMCARE CORPORATION

Dated:                                By:      EDWARD A. JOHNSON
                                               -------------------
                                                   President

                                               SAN FERNANDO COMMUNITY HOSPITAL
                                               dba MISSION COMMUNITY HOSPITAL

Dated:                                By:      CATHY FICKES
                                               -------------------
                                                   Acting Chief Executive
                                                   Officer

                                    EXHIBIT A
                                  SECTION 3(d)

            Pre-employment and Health Screening Examination Charges

Fifty Dollars ($50) for each Pre-Employment Screening and for each periodic health screening.

                                    EXHIBIT B
                                  SECTION 4(c)

                                Staffing Pattern

                                    EXHIBIT C
                                    SECTION 6

                      Exceptions to Covenant Not to Compete

1. Management Agreement for inpatient psychiatric program at Pacifica Hospital of the Valley.

2. Management Agreement for outpatient partial psychiatric program at Sherman Oaks Hospital.

3. Management Agreement for outpatient psychiatric program in Glendale for Pacifica Hospital of the Valley.

                                    EXHIBIT D
                                  SECTION 12(f)

                                Program Proformas

                        PROJECTED AVERAGE MONTHLY CENSUS

             December, 1995                                     20
             January, 1996                                      24
             February, 1996                                     28
             March, 1996                                 32
             April, 1996                                 34
             May, 1996                                          38
             All months thereafter                       40 or more

                        PROJECTED PERCENT OF DENIED DAYS

             12.73 Percent